Exhibit 5.1

To the Board of Directors
of Adecoagro S.A.

28 Boulevard F.W. Raiffeisen,
L-2411, Luxembourg

Luxembourg, 1 December 2025

O/Ref. :	TH/PH/BEN/th/fgi

Re :	Adecoagro S.A. – Shelf Registration Statement Form F3

Ladies and Gentlemen,

1.       We have been asked, as Luxembourg counsel, by Adecoagro S.A., a société anonyme under the laws of Luxembourg with its registered office at 28 Boulevard F.W. Raiffeisen, L-2411 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (the “RCS”) under number B153681 (“the “Company”) to issue the present Luxembourg law legal opinion in connection with the filing by the Company of the Shelf Registration Statement on Form F-3 (filed on even date herewith with the United States Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), relating to one or more offerings by the Company of common shares and/or rights to subscribe to, common shares (the “Subscription Rights”) of the Company up to a maximum offering price of USD500,000,000 (each common share with a nominal value of USD1.50) (each common share issued pursuant to such offerings or the exercise of such Subscription Rights, a “New Common Share”). This opinion is given to you in order to be filed as an exhibit to the Shelf Registration Statement.

2.       For the purposes of this opinion, we have reviewed and relied on the following documents:

2.1.       an emailed copy of the Form F-3 Registration Statement dated 1 December 2025 as part of a “shelf” registration process relating to one or more offerings of New Common Shares and/or Subscription Rights of the Company up to a maximum offering price of USD500,000,000 (the “Shelf Registration Statement”);

ELVINGER HOSS PRUSSEN, société anonyme | Registered with the Luxembourg Bar | RCS Luxembourg B 209469 | VAT LU2886157

2, place Winston Churchill | B.P. 425 | L-2014 Luxembourg | Tel: +352 44 66 440 | Fax: +352 44 22 55 | www.elvingerhoss.lu

2.2.       a copy of the consolidated articles of incorporation of the Company as at 29 October 2025 (the “Articles”);

2.3.       an emailed scanned copy of the executed written resolutions of the board of directors of the Company dated 25 November 2025 authorising and approving the Shelf Registration Statement and the filing thereof;

2.4.       an electronic excerpt from the RCS in relation to the Company dated 26 November  2025 and an electronic certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation (certificate as to the non-inscription of a court decision or administrative dissolution without liquidation) issued by the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS dated 26 November 2025 certifying that as of 25 November 2025 no Luxembourg court decision as to inter alia the faillite, réorganisation judiciaire, sursis de paiement, liquidation judiciaire, or procedure of dissolution administrative sans liquidation or foreign court decision as to faillite, concordat or other analogous procedures which have to be filed with the RCS in accordance with the Law of 19 December 2002 on, inter alia, the RCS (the “Fileable Proceedings”) have been filed with the RCS in respect of the Company (the “RCS Documents”);

2.5.       the documents available at the RCS in the file of the Company at the time of our electronic company search on 26 November 2025 at 15.45 (Luxembourg time) (the “Search”).

3.       For the purposes of the present opinion we have assumed (i) the genuineness of all signatures and seals and that all documents reviewed are duly signed by the persons purported to have signed them; (ii) the completeness and conformity to originals of all documents supplied to us as certified, photostatic, scanned, electronically transmitted copies or other copies of the documents reviewed and the authenticity of the originals of such documents and the conformity to originals of the latest drafts reviewed by us; (iii) that there have been no amendments to the documents in the form delivered to us for the purposes of this opinion; (iv) that the documents reviewed are accurate, complete and up-to-date, reflect resolutions which were validly passed and are and remain in full force and effect without modification and have not been amended, rescinded or terminated and that the information contained therein is true, complete and accurate at the date of this opinion; (v) that there are no other resolutions, decisions, agreements or undertakings and no other arrangements (whether legally binding or not) which render any of the documents or information reviewed or provided to us inaccurate, incomplete or misleading or which affect the conclusions stated in this opinion and that the documents reviewed accurately record the whole of the terms agreed between the parties thereto relevant to this opinion; (vi) that no proceedings have been or will be instituted or injunction granted against the Company to prohibit it from offering the New Common Shares or Subscription Rights, (viii) that the terms used in the documents reviewed carry the meaning ascribed to them in vernacular English; (ix) that the authorised un-issued share capital of the Company as set forth in the Articles remains unchanged and that the New Common Shares will be issued within such authorised un-issued share capital of the Company as set forth in the Articles and within the validity period thereof; (x) that the offerings (and issue) of New Common Shares and/or

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Subscription Rights under the Shelf Registration Statement will be duly authorized, approved decided by the board of directors of the Company; (xi) that the terms of the Subscription Rights will be in compliance with Luxembourg law and that the New Common Shares will not be issued below their nominal value, (xii) that at least three directors are independent members of the board of directors as defined in the Articles and (xiii) that the issue price of the New Common Shares will be fully paid to the Company in cash prior to the issue thereof.

4.       We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg. This Luxembourg law opinion speaks only as of its date and relates only to the laws of Luxembourg as the same are in force and are construed at the date hereof in prevailing published jurisprudence. No obligation is assumed to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date hereof, which may affect this opinion in any respect

5.       On the basis of the above assumptions and subject to the qualifications set out below and the other terms of this opinion, we are of the opinion that:

5.1.       The Company is a société anonyme incorporated and existing under the laws of Luxembourg. The Company has the capacity to sue and be sued in its own name.

5.2.       The New Common Shares, once duly authorised, subscribed for, fully paid-up and duly issued fully paid, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of such New Common Shares).

6.       This opinion (and the opinions expressed herein) are subject to all limitations resulting from any laws from time to time in effect relating to faillite (bankruptcy), sursis de paiement (suspension of payments), réorganisation judiciaire (judicial reorganisation), liquidation, suretyship and all other similar laws affecting creditors’ rights generally.  Insofar as the foregoing opinions relate to the incorporation and existence of the Company, they are based solely on the Articles, the RCS Documents and the Search described above. However the Search is subject to disclaimers on the RCS website, and does not reveal whether any court ruling has been rendered, any Fileable Proceedings commenced or decision taken which has not yet been registered or filed or does not yet appear on the RCS website, or whether steps have been taken to declare the Company subject to any such proceedings or to decide a liquidation volontaire (voluntary liquidation) or a dissolution administrative sans liquidation (administrative dissolution without liquidation), and the relevant corporate documents (including, but not limited to, the notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) may not be held at the RCS immediately and there may be a delay in the relevant notice appearing on the files of the relevant party; as a result the Search and this opinion are qualified accordingly.

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7.       This opinion speaks as of its date and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters. In this opinion, Luxembourg legal concepts are translated into English terms and not in their original French terms used in Luxembourg laws. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is governed by Luxembourg law and the Luxembourg courts shall have exclusive jurisdiction thereon.

8.       This opinion is to be used only in connection with the filing of the Shelf Registration Statement. This opinion may not be relied upon for any other purpose without our prior written consent.

9.       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Shelf Registration Statement and to the use of our name in the Shelf Registration Statement under the heading “Legal Matters” as Luxembourg counsel for the Company. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Shelf Registration Statement, including this Exhibit 5.1, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder.

Yours sincerely,

ELVINGER HOSS PRUSSEN
société anonyme

/s/ Toinon Hoss
Toinon Hoss
Partner

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